EXHIBIT 99.3

*Please Detach and Mail in the Envelope Provided*

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of American Bank Note Holographics, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company (the "Special Meeting") and Proxy Statement, each dated January 15, 2008 and hereby appoints Kenneth H. Traub and Mark J. Bonney or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting to be held on February 13, 2008 at 10:00 a.m., local time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, and at any adjournment or postponement thereof, and to vote all shares of stock of the Company which the undersigned would be entitled to vote at said Special Meeting if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

*Please detach along perforated line and mail in the envelope provided.*

SPECIAL MEETING OF STOCKHOLDERS OF

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

February 13, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MATTERS SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of December 10, 2007, by and among JDS Uniphase Corporation ("JDSU"), Light Acquisition Corp., a wholly owned subsidiary of JDSU, and American Bank Note Holographics, Inc. and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, or any postponement(s) or adjournment(s) thereof. No proxy marked against Proposal 1 will be voted in favor of adjournment or postponement of the Special Meeting for the purpose of allowing time to enlist proxies in favor of adoption of the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; AND (2) FOR GRANTING THE AUTHORITY SET FORTH IN PARAGRAPH 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of	Date:
Stockholder

Signature of	Date:
Stockholder

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

February 13, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page. -OR-	ACCOUNT NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR-

IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time on February 12, 2008.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via

Telephone or the Internet.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MATTERS SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of December 10, 2007, by and among JDS Uniphase Corporation ("JDSU"), Light Acquisition Corp., a wholly owned subsidiary of JDSU, and American Bank Note Holographics, Inc. and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, or any postponement(s) or adjournment(s) thereof. No proxy marked against Proposal 1 will be voted in favor of adjournment or postponement of the Special Meeting for the purpose of allowing time to enlist proxies in favor of adoption of the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; AND (2) FOR GRANTING THE AUTHORITY SET FORTH IN PARAGRAPH 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of	Date:
Stockholder

Signature of	Date:
Stockholder

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.